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                                                             EXHIBIT 23A.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in the Registration Statement on Form S-3 of Waban Inc. of our report dated February 25, 1997, except as to the information presented in Note B, for which the date is April 18, 1997, on our audits of the combined financial statements of BJ's Wholesale Club, Inc. as of January 25, 1997 and January 27, 1996, and for the three years ended January 25, 1997, January 27, 1996 and January 28, 1995. We also consent to the incorporation by reference in the Registration Statement on Form S-3 of Waban Inc. of our report dated February 25, 1997, except as to the information presented in Note L, for which the date is April 2, 1997, on our audits of the consolidated financial statements and financial statement schedule of Waban Inc. as of January 25, 1997 and January 27, 1996, and for the three years ended January 25, 1997, January 27, 1996 and January 28, 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts

May 29, 1997